SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

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                         Securities Exchange Act of 1934

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                              The Tocqueville Trust
               --------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
                                       ---
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



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


                                                                Please vote now!


                            The Tocqueville Gold Fund

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                                                                  July 9, 2002
Dear Shareholder:

We have informed you of the Special Meeting of Shareholders, scheduled for 10:00 a.m. on July 9, 2002, for The Tocqueville Gold Fund (the "Fund") and have not received your response.

Due to the lack of votes we have adjourned this Meeting until August 6, 2002.

Your position in the Fund is critical to the outcome of this Special Meeting and we are going to need your help in order to approve this proposal.

                        PLEASE TAKE A MINUTE TO VOTE NOW
   A shareholder may think his or her vote is not important, but it is vital. Your vote will enable the Fund to avoid the cost of additional solicitation, so please vote immediately. You and all other shareholders will benefit from your cooperation.

You are being asked to either approve or disapprove a proposed change in the Fund's current policy concerning diversification so that certain percentage limitations on the amount the Fund is permitted to invest in any one issuer no longer apply.

After careful consideration, the Board of Trustees unanimously recommends that you vote FOR the proposed change for the reasons set forth in the proxy statement. If you have any questions regarding the proposal or the execution of your proxy, please call Peter Hartnedy at (212) 698-0762.
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          Every vote counts. Thank you in advance for your cooperation.